UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934 (Amendment No. ___)

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[ ]	Preliminary Information Statement
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OMEGA UNITED, INC.
(Name of Registrant as Specified in its Charter)

Registrant
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Omega United, Inc.

733 W. Montgomery

Spokane, Washington 99205

_________________________________________________________

Notice of Action by Written Consent of Shareholders to be Effective April 14, 2008

Dear Shareholder:

Omega United, Inc. (the "Registrant," the "Company" or "OMGU") notifies our shareholders of record that shareholders holding a majority of the voting power plan to approve, by written consent in lieu of a special meeting, effective April 14, 2008, the following proposals:

1.

To effect a forward split of our issued and outstanding common stock on a 5:1 basis.  The forward stock split will be reflected by journal entries only.  There will not be a mandatory recall.  Certificates will be payable upon surrender.

2.

To amend our Articles of Incorporation which will, increase the authorized capital stock of the Company from 25,000,000 shares with a par value of $0.001 per share to 150,000,000 shares of par value common stock and to create a class of preferred stock in the amount of 50,000,000 shares with a par value of $0.001 per share.

This Information Statement is first being mailed to our shareholders of record as of the close of business on March 24, 2008.  The amendment and restatement of our Articles of Incorporation will not be effective until April 14, 2008, a date which is at least 20 days after OMGU files a Definitive Information Statement with the SEC.  You are urged to read the Information Statement in its entirety for a description of the action to be taken by the majority shareholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

The corporate action is expected to be taken by consent of the holders of a majority of the shares outstanding, pursuant to Nevada law.  Proxies are not being solicited because shareholders holding a majority of the issued and outstanding voting common stock of the Company hold enough shares to effect the proposed actions and have indicated their intention to vote in favor of the proposals contained herein.

/s/ Shelley Clark

Shelley Clark, President

Spokane, Washington

March 24, 2008

Omega United, Inc.

733 W. Montgomery

Spokane, Washington 99205

_________________________________________________________

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

General Information

This information statement is furnished to the holders of record at the close of business on March 24, 2008, the record date, of the issued and outstanding common stock of Omega United, Inc., a Nevada corporation, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, in connection with the action noted herein, which the holders of a majority of the votes of our stock intend approve effective as of April 14, 2008 (the "Effective Date").

Dissenters' Right of Appraisal

The Nevada Revised Statutes does not provide for dissenter's rights of appraisal in connection with the proposed action.

Voting Securities

In accordance with our amended and restated bylaws (the "Bylaws"), our Board of Directors has fixed the close of business on March 24, 2008, as the record date (the "Record Date") for determining the shareholders entitled to notice of the above noted action.  The approval of the amendment and restatement of our Articles of Incorporation requires the affirmative vote of a majority of the shares of our common stock issued and outstanding at the Record Date.  The quorum necessary to conduct business of the shareholders consists of a majority of the common stock issued and outstanding as of the Record Date.

As of the date of this information statement, 6,880,500 shares of our common stock were issued and outstanding.  We have two consenting shareholders (the "Majority Shareholders") who collectively hold 5,200,000 shares of our common stock (or 75.5% of the total issued and outstanding balance).  Each share of our common stock is entitled to one vote on all matters brought before the shareholders.  Therefore, the Majority Shareholders will have the power to vote 5,200,000 shares of the common stock, which number exceeds the majority of the issued and outstanding shares of our common stock on the date of this information statement.  Both of the Majority Shareholders are expected to vote in favor of the proposed actions set forth herein and will have the power to pass all proposed corporate actions without the concurrence of any of our other shareholders.

PROPOSAL I

FORWARD STOCK SPLIT

The Board of Directors has recommended, and the persons owning the majority of the voting power of OMGU seek to approve, the effecting of a forward stock split on a 5-for-1 (5:1) basis in the issued and outstanding shares of OMGU common stock.

If the Majority Shareholders approve the grant of authority to our board of directors to implement a forward split, we will effect a forward split of our then issued and outstanding common stock on the basis of five post-split shares for each one pre-split share.

Stockholders should note that the effect of the forward split upon the market price for our common stock cannot be accurately predicted.  In particular, there is no assurance that prices for shares of our common stock after the split will not be less than 1/5 the current market price for our shares of common stock immediately prior to the split.  Furthermore, there can be no assurance that the market price of our common stock immediately after the split will be maintained for any period of time.  Moreover, because some investors may view the forward split negatively, there can be no assurance that the split will not adversely impact the market price of our common stock or, alternatively, that the market price following the split will either exceed or remain in excess of the current market price.

Potential Effects of the Forward Stock Split

The forward split would not affect the registration of our common stock under the Securities Exchange Act of 1934, as amended, nor will it change our periodic reporting and other obligations thereunder.

The voting and other rights of the holders of our common stock would not be affected by the split (other than as a result of the payment of cash in lieu of fractional shares as described below).  For example, a holder of 0.5 percent of the voting power of the outstanding shares of our common stock immediately prior to the split would continue to hold 0.5 percent of the voting power of the outstanding shares of our common stock after the split.  The number of stockholders of record would not be affected by the split.

The number of shares of our common stock issued and outstanding would be increased following the effective time of the split in accordance with the ratio of five post-split shares for each one pre-split share held by the shareholders.  Thus, if you hold 10,000 shares of our common stock, you will automatically receive 50,000 shares of our common stock.

We currently have 6,880,500 shares issued and outstanding.  After the forward split, we will have 34,402,500 shares of common stock issued and outstanding, thereby reducing the total number of authorized shares we will have available for future issuances.  The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our common stock.  Although we do not intend to issue any further shares of our common stock at this time, should be decide to do so, we may be required to authorize additional shares of stock for issuance.

Purpose of the Forward Stock Split

The Company believes that increasing the number of Common Shares held by each Shareholder would promote liquidity in the Company's Common Shares by (a) increasing the Common Shares available in the public "float" and (b) encouraging holders of relatively small lots of Common Shares to trade some of those Common Shares in the public market.  By increasing the number of Common Shares such Shareholders hold, Management hopes that they will be more amenable to trade a portion of their holdings, increasing the number of Common Shares available in the market to be purchased by new investors.  In this manner, the Company hopes that the public market for its Common Shares will become more liquid.

Effective Date

If the proposed forward split is approved, the split would become effective as of 7:30 a.m. Mountain Standard Time on April 14, 2008.  On such date, all shares of our common stock that were issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, converted into new shares of our common stock in accordance with the five for one exchange ratio.

Vote Required

The affirmative vote of a majority of the total number of shares of our issued and outstanding capital stock is required to approve the grant of authority to our directors to implement the forward stock split.

The board of directors recommends a vote FOR approval of the grant of authority to our directors to implement the forward stock split.

PROPOSAL II

AMENDMENT OF THE ARTICLES OF INCORPORATION

The Company seeks shareholder approval to amend our Articles of Incorporation, as currently in effect (the "Articles"), in order to increase the authorized capital stock of the Company.  The Articles are expected to be amended and restated to read, as follows:

Article Three of the Articles of Incorporation has been amended to read as follows:

1.  Number of Shares.  The aggregate number of capital stock shares which the Corporation shall have authority to issue is One Hundred Fifty Million (150,000,000) shares of Common Stock having a par value of $0.001 each share and Fifty Million (50,000,000) shares of preferred stock with a par value of $0.001 per share.

The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

Upon the approval of the Majority Shareholders, the Amended Articles will become effective upon their filing with the Secretary of State of Nevada.  The Majority Shareholders have expressed their intention to vote in favor of approving the Amended and Restated Articles.

Purpose and Effect of the Amendment

The Board of Directors believes it is in the best interests of the Company to increase the authorized capital stock of the Company in order to ensure that we have sufficient authorized capital to undertake the proposed forward split of its common equity.

The amendment to the Company's Articles of Incorporation, as amended, will also create 50,000,000 authorized shares of "blank check" preferred stock.  The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights and features of which are determined by the board of directors of the Company upon issuance.  The authorization of such blank check preferred stock would permit the board of directors to authorize and issue preferred stock from time to time in one or more series.

Subject to the provisions of the Company's Certificate of Amendment to the Articles of Incorporation and the limitations prescribed by law, the board of directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders.  The board of directors would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of the Company and its stockholders.  The amendment to the Articles of Incorporation, as amended, would give the board of directors flexibility, without further stockholder action, to issue preferred stock on such terms and conditions as the board of directors deems to be in the best interests of the Company and its stockholders.

The amendment will provide the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its Common Stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the board of directors for any proper corporate purpose.  It is anticipated that such purposes may include exchanging preferred stock for Common Stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise.  The ability of the board of directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means.  Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the board of directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

The above described changes to the Certificate of Incorporation are not intended to have any anti-takeover effect and are not part of any series of anti-takeover measures contained in any debt instrument or the Company's Articles of Incorporation or Bylaws in effect on the date of this Information Statement.  However, shareholders should note that the availability of additional authorized and unissued shares of Common Stock and Preferred Stock could make any attempt to gain control of the Company or its Board more difficult or time consuming and that the availability of the additional authorized and unissued shares might make it more difficult to remove the Company's management.  Although the Board presently has no intentions of doing so, shares of Common Stock or Preferred Stock could be issued by the Board to dilute the percentage of Common Stock owned by a significant shareholder and increase the cost, or the number, of voting shares necessary to acquire control of the Board or to meet voting requirements imposed by Nevada law with respect to a merger or other business combination involving the Company.  The Company's management is not presently aware of any specific efforts to accumulate Company stock.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth as of December 31, 2007, certain information regarding the beneficial ownership of our common stock by:

1.

Each person who is known us to be the beneficial owner of more than 5% of the common stock,

2.

Each of our directors and executive officers and

3.

All of our directors and executive officers as a group.

Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse.  No change in control is currently being contemplated.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Issued and Outstanding

Common Stock	Shelley Clark, President and Director (1)	4,200,000	61.04%
Common Stock	Kendall Clark, Secretary, Treasurer and Director (1)	1,000,000	14.53%

	Officers and Directors as a Group (2)	5,200,000	75.58%

Notes:

(1)

The address for these shareholders is c/o Omega United, Inc., 733 W. Montgomery, Spokane, Washington 99205.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS.

Only one information statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of its security holders.  The Company undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered and provide instructions as to how a security holder can notify the Company that the security holder wishes to receive a separate copy of an information statement.

Security holders sharing an address and receiving a single copy may request to receive a separate information statement at Omega United, Inc., 733 W. Montgomery, Spokane, Washington 99205.

Security holders sharing an address can request delivery of a single copy of information statements if they are receiving multiple copies may request to receive a separate information statement at Omega United, Inc., 733 W. Montgomery, Spokane, Washington 99205.

Omega United, Inc.

By order of the Board of Directors

/s/ Shelley Clark

Shelley Clark, President

Spokane, Washington

March 24, 2008